UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                 _______________________________________________

                                   FORM 8-K/A
                                 AMENDMENT NO. 2

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 22, 2005


                            PALOMAR ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


                000-32829                              88-0470235
        (Commission File Number)             (IRS Employer Identification No.)


        1802 N. CARSON ST., NO. 212-2705,                89701
           CARSON CITY, NEVADA                         (Zip Code)
        (principal executive offices)


                                 (775) 887-0670
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.03     MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

     Effective July 5, 2005, Palomar Enterprises, Inc. (the "Registrant") implemented a one for 1,000 reverse split of its issued and outstanding shares of common stock (the "Reverse Split"). Following the Reverse Split, the number of issued and outstanding shares of the Registrant's common stock was reduced from 768,761,121 to 768,762 in accordance with the one for 1,000 Reverse Split ratio. The number of the Registrant's issued and outstanding preferred shares remained at 9,000,000, and the par value of the Registrant's common and preferred stock remained at $0.00001 per share following the Reverse Split.

     In lieu of any fractional shares to which the Registrant's stockholders may have been entitled as a result of the Reverse Split, the Registrant will pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Registrant's common stock on the OTCBB during regular trading hours for the five trading days immediately preceding the effectiveness of the Reverse Split.

     The Reverse Split reduced the number of holders of post- Reverse Split shares as compared to the number of holders of pre- Reverse Split shares to the extent that there were stockholders who held fewer than 1,000 shares prior to the Reverse Split. However, the intention of the Reverse Split was not to reduce the number of the Registrant's stockholders.

     The Registrant currently has no intention of going private, and the Reverse Split was not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the Reverse Split does not increase the risk of the Registrant becoming a private company in the future.

ITEM 4.01     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT.

     Effective June 13, 2005, the Registrant's independent auditor, Epstein Weber Conover P.L.C., Certified Public Accountants ("Epstein Weber") notified the Registrant that Epstein Weber would not be available for reappointment as the independent registered public accounting firm for the Registrant. Epstein Weber were disengaged by the Registrant on June 22, 2005.

     Epstein Weber's reports on the Registrant's financial statements for the years ended December 31, 2003 and 2004 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Epstein Weber's reports on the Registrant's Form 10-KSB for the years ended December 31, 2003 and 2004 raised substantial doubt about its ability to continue as a going concern.

     The decision to change accountants was approved by the Registrant's Board of Directors.

     During the two most recent fiscal years and any subsequent interim period through June 22, 2005 there were no disagreements between the Registrant and Epstein Weber on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Epstein Weber, would have caused Epstein Weber to make reference to the subject matter of the disagreements in connection with his reports on the financial statements for such periods.

     Regulation S-K Item 304(a)(1)(v) is not applicable to this amended Report.

     On June 22, 2005 the Registrant engaged Beckstead and Watts, LLP (Beckstead and Watts) as the Registrant's independent accountant to report on the Registrant's balance sheet as of December 31, 2005, and the related combined statements of income, stockholders' equity and cash flows for the years then ended. The decision to appoint Beckstead and Watts was approved by the Registrant's Board of Directors.

     During the Registrant's two most recent fiscal years and any subsequent interim period prior to the engagement of Beckstead and Watts, neither the Registrant nor anyone on the Registrant's behalf consulted with Beckstead and Watts regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements or (ii) any matter that was either the subject of a "disagreement" or a "reportable event," as those terms are defined in Regulation S-K, Items 304(a)(1)(iv) and 304(a)(1)(v).

     The change in the Registrant's auditors was reported by the Registrant in its Current Report filed with the Commission on July 1, 2005

     The Registrant's Current Report, filed with the Commission on July 1, 2005, did not include Epstein Weber's letter regarding disclosures made in that Report because Epstein Weber's letter was not received by the Registrant prior to July 1, 2005.

     This second amended Current Report is being filed to clarify certain statements that were reported the Registrant's previously filed Current Report, as amended, regarding the change in auditors

Since the current management group has been in place, the Registrant has worked exclusively with Epstein, Weber and Conover as the independent audit firm. The Registrant worked directly with Mr. Mark Weber, who is a principle of that firm. When the Registrant's current management team began its work, the Registrant had no operations, no business plan, no employees, no revenue, no assets and no corporate or audit control systems in place. In the past two years and counting, the Registrant installed a business model that continues to grow in scope on a monthly and quarterly basis, expanded its employee and independent representative group, increased its revenue and asset base and installed significant audit control procedures, specifically:

Under the specific direction of Mr. Weber, the Registrant has:

a. contracted with a local CPA firm that constructs & oversees all internal accounting practices
b. established audit control processes, which it strictly adheres to on all transactions
c. established a functioning audit committee that oversees and directs all financial matters.

     As Mr. Weber notified the Registrant about deficiencies in the internal control systems, the Registrant has consistently sought, and will continue to seek to identify these deficiencies and establish audit control systems to properly manage and oversee them. The Registrant has worked diligently with Mr. Weber and his firm to correctly address each and every area of internal control that he has verbally identified. The auditors based their assessment that certain internal control deficiencies existed primarily due to the small size of the company. For these reasons, certain material issues may occur that require the auditors to propose adjustments to correct. It is the position of the Registrant's management group that no such material omissions are in place. Once again, the deficiencies identified by the auditors primarily are the result of the small size and limited resources of the company. And, to restate, the Registrant's management group has made every attempt to establish firm audit control systems in the past and will continue to refine and improve these control systems in the future.

     The Registrant did not receive any written communication from Mr. Weber regarding any deficiencies mentioned in his letter dated July 7, 2005. Neither is the Registrant in receipt of any letter, written or oral communication from Mr. Weber that any disagreements exist with his firm per any and all reportable events.

     Mr. Weber provided the following adjustments to the fiscal year ending balance sheet for December 31, 2004:

category:         debit:   credit:               reason:
--------------------------------------------------------
depreciation        8,159
                             8,159  fixed asset depreciation

accounts payable    5,000
                             5,000  reversed to accrue Jan. 2005 exp.

rental income      12,018
                             5,433  rental income
                             5,552  fixed assets: property
                             1,000  repairs & maint. (property)

prepaid expense    16,451
                            16,451  insurance

stock issued      265,500
                      659
                           267,159  APIC (shares for services)

     These adjustments had minimal impact upon the Registrant's pre-tax net loss. None of these adjustments relate to a prior period. The Registrant accepted these adjustments and agreed with them. The Registrant has no disagreements with these adjustments and all of these items were properly disclosed and reflected in the Registrant's financial statements included in its Form 10-KSB for the period ended December 31, 2004.

     The Registrant is responsible for the accuracy and adequate disclosure of all its filings.

     Staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and

     The Registrant may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2005.                    PALOMAR ENTERPRISES, INC.


                                        By  /s/  Steve Bonenberger
                                          --------------------------------------
                                          Steve Bonenberger, President